   As filed with the Securities and Exchange Commission on July 25, 2000
                                                      Registration No. 333-36828

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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                              Amendment No. 3
                                       to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------
                             KEY3MEDIA GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                     7389                   95-4799962
      (State or Other     (Primary Standard Industrial    (I.R.S. Employer
      Jurisdiction of     Classification Code Number)  Identification Number)
     Incorporation or
       Organization)

                         5700 Wilshire Blvd., Suite 325
                             Los Angeles, CA 90036
                                 (323) 954-3000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------
                                Ned S. Goldstein
                  Executive Vice President and General Counsel
                         5700 Wilshire Blvd., Suite 325
                             Los Angeles, CA 90036
                                 (323) 954-3000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ----------------
                                   Copies to:
                              Duncan C. McCurrach
                              Sullivan & Cromwell
                                125 Broad Street
                            New York, New York 10004
                                 (212) 558-4000
   Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If the delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box. [_]
                                ----------------
                        CALCULATION OF REGISTRATION FEE

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
                                Proposed Maximum Proposed Maximum
                                   Aggregate        Aggregate       Amount of
    Title of Each Class of       Offering Price      Offering      Registration
 Securities to be Registered      Per Share(1)     Price(1)(2)         Fee
-------------------------------------------------------------------------------
Common Stock, par value  $0.01
 per share...................        $6.00         $381,000,000    $100,584(3)

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(1)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933 based on the price at which shares will be sold in the Offering described herein.
(2) Based on the aggregate number of shares of Common Stock to be issued in the Distribution and sold in the Offering.
(3)  Of this amount, $95,040 was paid with the initial filing.

   The Registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the Registrant will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF OFFERING AND DISTRIBUTION

   The following is a statement of the estimated expenses to be incurred in connection with the distribution of the securities registered under this registration statement:

                                                                      Amount To
                                                                       Be Paid
                                                                      ---------
      SEC registration fee..........................................  $
      NASD fees and expenses........................................          *
      Legal fees and expenses.......................................          *
      Fees and expenses of qualification under state securities laws
       (including legal fees).......................................          *
      NYSE listing fees and expenses................................          *
      Accounting fees and expenses..................................          *
      Printing and engraving fees...................................          *
      Registrar and transfer agent's fees...........................          *
      Miscellaneous.................................................          *
                                                                      ---------
          Total.....................................................  $       *
                                                                      =========

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* To be provided by amendment

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of
stockholders or disinterested directors or otherwise. Section     of the
Registrant's bylaws provides for indemnification by the Registrant of any director or officer (as such term is defined in the bylaws) of the Registrant who is or was a director of any of its subsidiaries or, at the request of the Registrant, is or was serving as a director or officer of, or in any other capacity for, any other enterprise, to the fullest extent permitted by law. The bylaws also provide that the Registrant shall advance expenses to a director or officer and, if reimbursement of such expenses is demanded in advance of the final disposition of the matter with respect to which such demand is being made, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the Registrant. To the extent authorized from time to time by the board of directors of the Registrant, the Registrant may provide to any one or more employees of the Registrant, one or more officers, employees and other agents of any other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys' fees, that are similar to the rights conferred in the bylaws of the Registrant on directors and officers of the Registrant or any subsidiary or other enterprise. The bylaws do not limit the power of the Registrant or its board of directors to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons otherwise than pursuant to the bylaws. The Registrant intends to enter into agreements with certain directors, officers and employees are asked to serve in specified capacities at subsidiaries and other entities.

   Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (4) for any transaction from which the director derived an improper personal benefit. The Registrant's amended and restated certificate of incorporation provides for such limitation of liability.

   Insurance policies are maintained by the Registrant under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

   None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

   (a) EXHIBITS

  3.1  Amended and Restated Certificate of Incorporation of Key3Media Group,
        Inc.*
  3.2  Amended and Restated By-Laws of Key3Media Group, Inc.*
  4.1  Specimen of certificate representing Key3Media Group, Inc.'s common stock, par value $0.01 per share.*
  5.1  Opinion of Sullivan & Cromwell.*
 10.1  Distribution Agreement, dated    , 2000, between Ziff-Davis Inc. and
        Key3Media Group, Inc.*
 10.2  NETWORLD License and Production Agreement, dated as of December 14,
        1998, by and between Novell, Inc. and ZD Events Inc.
 10.3  Letter of Intent for JavaOne 1999-2001, dated July 15, 1998, between Sun
        Microsystems, Inc. and ZD Events Inc. (now Key3Media Events, Inc.)+
 10.4  Credit Agreement*
 10.5  Key3Media 2000 Stock Option and Incentive Plan.+
 10.6  Employment Agreement, dated as of March 1, 2000, between Ziff-Davis Inc.
        and Fredric D. Rosen.+
 10.7  Employment Agreement, dated as of March 3, 2000, between ZD Events Inc.
        (now Key3Media Events, Inc.) Ziff-Davis Inc. and Jason E. Chudnofsky.+
 10.8  Employment Agreement, dated as of March 1, 2000, between ZD Events Inc.
        (now Key3Media Events, Inc.) and Peter B. Knepper.+
 10.9  Employment Agreement, dated as of March 1, 2000, between ZD Events Inc.
        (now Key3Media Events, Inc.) and Ned S. Goldstein.+
 10.10 Employment Agreement, dated as    , 2000, between Key3Media Events, Inc.
        and Robert Priest-Heck.*
 21.1  List of Subsidiaries of Key3Media Group, Inc.+
 23.1  Consent of PricewaterhouseCoopers LLP.+
 23.2  Consent of Sullivan & Cromwell (included in Exhibit 5.1).
 27.1  Financial Data Schedule.*

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*To be provided by amendment.
+Previously filed.

   (b) FINANCIAL STATEMENT SCHEDULES

   Condensed financial information of Key3Media Group, Inc. and report of PricewaterhouseCoopers LLP thereon.

ITEM 17. UNDERTAKINGS

   The Registrant hereby undertakes:

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (b) (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To furnish to the Securities and Exchange Commission, upon request, a copy of the instruments defining the rights of holders of the debentures and warrants.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement (No. 333-36828) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on the 25th day of July, 2000.

                                          Key3Media Group, Inc.

                                             /s/ Peter B. Knepper
                                          By: _________________________________
                                             Name:Peter B. Knepper
                                             Title:Executive Vice President
                                             and Chief
                                             Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement (No. 333-36828) has been signed by the following persons in the capacities indicated on the 25th day of July, 2000.

                 Signature                                Title

           /s/ Fredric D. Rosen             Chairman of the Board
___________________________________________  and Chief Executive
             Fredric D. Rosen                Officer

           /s/ Peter B. Knepper             Executive Vice President
___________________________________________  and Chief Financial and
             Peter B. Knepper                Accounting Officer